UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 12, 2010

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the settlement by Take-Two Interactive Software, Inc. (the “Company”) of a historic securities class action matter related to Grand Theft Auto: San Andreas and option backdating, which settlement was approved by the Southern District of New York court in October 2010, the Company agreed to, among other things, adopt certain changes to its corporate governance policies and practices.  As part of such measures, on November 12, 2010 the Board of Directors of the Company approved an amendment to Article II, Section 12(A) of the Company’s Amended and Restated Bylaws (“Bylaws”) to add a new subsection (5) to provide that no business may be properly brought before an annual meeting of stockholders by a person other than a stockholder unless such matter has been included in the proxy solicitation materials issued by the Company, excepting procedural matters concerning the conduct of such annual meeting.  The amendment to the Bylaws became effective immediately upon its approval by the Board of Directors.  A copy of the amendment to the Bylaws is attached as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

              (d)            Exhibits:

                               3(ii)        Amendment dated November 12, 2010 to the Company’s Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Associate General Counsel and Secretary

Date:  November 18, 2010

EXHIBIT INDEX

Exhibit

3(ii)	Amendment dated November 12, 2010 to the Company’s Amended and Restated Bylaws